UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2016 (May 13, 2016)

INNOPHOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of principal executive offices) (Zip Code)
(609) 495-2495
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Innophos Holdings, Inc. (the “Company”) held on May 13, 2016, the Company’s stockholders voted on the three proposals disclosed in the Company’s 2016 Proxy Statement dated April 13, 2016: (i) Proposal 1 – Election of eight members of the Board of Directors for terms extending until the next Annual Meeting; (ii) Proposal 2 – Ratification of Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2016; and (iii) Proposal 3 – Advisory Vote on Approval of Executive Compensation.

The final results of the voting were as follows:

Proposal 1 – Election of Board Members

Director Nominee	For	Withheld	Broker Non-Vote

Gary Cappeline	16,143,981	218,538	1,375,601
Kim Ann Mink	16,294,874	67,645	1,375,601
Linda Myrick	16,106,883	255,636	1,375,601
Karen Osar	16,036,107	326,412	1,375,601
John Steitz	15,922,007	440,512	1,375,601
Peter Thomas	16,063,710	298,809	1,375,601
James Zallie	16,315,939	46,580	1,375,601
Robert Zatta	15,975,331	387,188	1,375,601

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
16,857,477	859,879	20,764	0

Proposal 3 – Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
8,286,905	8,055,027	20,407	1,375,601

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

May 16, 2016	By:	/s/ Joshua Horenstein

	Name:	Joshua Horenstein
	Title:	Chief Legal Officer and Corporate Secretary